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                      [BAER MARKS & UPHAM LLP LETTERHEAD]


            5767
                                                       April 23, 1997


PVC Container Corporation
401 Industrial Way West
Eatontown, New Jersey 07724

Gentlemen:

         We have acted as counsel to PVC Container Corporation, a corporation formed under the laws of the State of Delaware (the "Registrant"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 1,000,000 common shares (the "Shares"), $.01 par value per Share, issuable upon the exercise of options granted or to be granted to certain employees and others of the Registrant pursuant to the Registrant's 1996 Incentive Stock Option Plan (the "Employee Plan").

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Registrant.

         Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for in accordance with the Employee Plan the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.


                                                     Very truly yours,

                                                 /s/ Herbert S. Meeker
                                                 ----------------------
                                                     Herbert S. Meeker